                                                                    EXHIBIT 23.2

                           [KIDSONS IMPEY LETTERHEAD]


To the Board of Directors and Stockholders of Sparkling Spring Water Group Limited

         We consent to the use in this Registration Statement of Sparkling Spring Water Group Limited (the "Company") and the Additional Registrants named therein on Form F-4 of our report dated October 28, 1997 of Marlborough Employment Limited and Subsidiaries, for the year ended January 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


/s/ Kidsons Impey

Glasgow, Scotland
December 1997